UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
____________
Date of Report (Date of earliest event reported) August 9, 2006
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

Seven Sylvan Way
Parsippany, NJ		07054
(Address of principal		(Zip Code)
executive office)
Registrant’s telephone number, including area code (973) 496-8900
None

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
By press release dated August 9, 2006, Cendant Corporation (“Cendant”), the former parent company of Wyndham Worldwide Corporation (“Wyndham Worldwide”), announced, among other things, the second quarter 2006 results of operations for Wyndham Worldwide. Wyndham Worldwide was separated from Cendant in a tax-free distribution to stockholders on July 31, 2006. Although the separation was effective July 31, 2006, Cendant will include in its second quarter 2006 results of operations the results of operations for Wyndham Worldwide since Wyndham Worldwide was a wholly-owned subsidiary of Cendant at June 30, 2006.
The following summarizes Wyndham Worldwide’s pro forma financial results (as if it had been an independent company without consideration of incremental stand alone company costs) for the second quarters 2006 and 2005:
Revenues for the second quarter increased $88 million, or 10%, over the same period in 2005, reflecting strong growth in lodging and vacation ownership. Net income was $75 million, or $0.37 per pro forma share, compared to $89 million, or $0.44 per pro forma share for quarters 2006 and 2005, respectively. The 2006 results reflect approximately $32 million pretax expenses (including $11 million relating to interest) related to a previously disclosed accrual for local foreign taxes at our European vacation rental operations and approximately $5 million pretax of separation costs associated with our spin-off from Cendant. The net, after-tax effect of these items reduced reported earnings per pro forma share by $0.12.
Second Quarter Results of Operating Segments
Lodging

	2006	2005	% change

Revenue	$176	$129	36%

EBITDA	$53	$47	13%

The largest contributor to revenue growth was the inclusion of approximately $35 million of revenue resulting from the acquisition of Wyndham Hotels and Resorts, of which approximately $28 million had no impact on EBITDA because it related to reimbursable expenses. RevPAR (revenue per available room) increased 15.9% compared to the second quarter 2005, including the Wyndham Hotels and Resorts and Baymont acquisitions. Second quarter 2006 RevPAR excluding the acquisitions increased 9.6% from the prior year, reflecting overall growth in a strong lodging market and the continued, beneficial effect of management initiatives implemented in prior periods.
At June 30, 2006, the Wyndham Hotel Group system consisted of over 6,440 franchised hotels with over 535,000 rooms. The Company’s hotel development pipeline as of June 30, 2006, included approximately 790 hotels and 85,000 rooms. New construction contracts represented approximately 45% of the development pipeline. During the six month period ended June 30, 2006, we opened over 30,000 rooms (approximately 20,000 excluding the acquisition of Baymont) or approximately 320 franchised hotels (approximately 190 excluding the acquisition of Baymont).
Vacation Exchange and Rental

	2006	2005	% change

Revenue	$261	$263	(1)%

EBITDA	$32	$58	(45%)

While volume at our European parks rental business increased and points membership experienced strong growth, revenue for the vacation rental business was primarily flat due to continued weakness in France as a destination market. We experienced soft exchange bookings in the second quarter at hurricane-zone resorts, however, July bookings were stronger, which we believe is an indication of our members booking closer to their travel date.

EBITDA decreased due to the previously discussed $21 million accrual related to estimated back taxes as well as the incremental expenses incurred to expand our business into emerging markets internationally and bolster our consulting business worldwide.
Vacation Ownership

	2006	2005	% change

Revenue	$518	$473	10%

EBITDA	$84	$76	11%

Revenue and EBITDA principally increased due to strong growth in timeshare sales and increased consumer financing income. Growth in timeshare sales revenue was driven by an 11% increase in volume per guest (“VPG”) and a 9% increase in tour flow. VPG benefited from higher pricing and increased conversion of tours into sales. Tour flow was positively affected by the continued development of the Trendwest in-house sales program and ongoing improvement in local marketing efforts. Second quarter 2006 results were negatively affected by the adoption in January 2006 of a new accounting standard for the recognition of timeshare sales revenue and expenses (SFAS No. 152), which reduced revenue by $46 million and EBITDA by $2 million, as well as the absence of $11 million of income that was recognized in second quarter 2005 in connection with the disposal of land that was no longer needed for development. Excluding the effect of these items, revenue and EBITDA would have increased 22% and 32%, respectively.
Other Items
•	Financial Presentation —There are differences in the presentation of certain financial information by Wyndham Worldwide and Cendant. These differences include eliminating the presentation of certain assets and liabilities that were formerly classified by Cendant as Assets and Liabilities under Management Programs (and the related effect on EBITDA), presenting certain revenues gross versus net, and the timing of recognition of certain expenses. These differences are consistently classified for all periods presented in this document and in the Company’s information statement filed July 12, 2006 with the Securities and Exchange Commission.

•	Separation Costs — Second quarter 2006 operating expenses include separation costs of approximately $5 million. These costs primarily consist of legal, accounting, other professional and consulting fees, and employee costs.

•	Interest Expense — Second quarter 2006 results include approximately $11 million of interest expense associated with the foreign tax accrual discussed above.

•	Effective Tax Rate — Our effective tax rate decreased to 37% in the second quarter 2006 from 40% in second quarter 2005 primarily due to lower state taxes.

•	Pro forma Shares — EPS calculations assume pro forma basic weighted average shares outstanding of 200.3 million shares. No diluted earnings per share is presented as the conversion of the existing Cendant awards to Wyndham Worldwide awards occurred after June 30, 2006 and no common stock of Wyndham Worldwide was traded prior to August 1, 2006. It is not possible to determine the dilutive effect on these awards at June 30, 2006.

Second Quarter and Six Month Results of Operating Segments
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon revenue and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt) and income taxes, each of which is presented on the Company’s Combined Condensed Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. The following tables summarize revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three month and six month periods ended June 30, 2006 and 2005:

	($ in millions)
	Three Months Ended June 30,
	2006		2005
	Revenues	EBITDA	Revenues	EBITDA
Lodging	$176	$53	$129	$47
Vacation Exchange and Rental	261	32	263	58
Vacation Ownership	518	84	473	76

Total Reportable Segments	955	169	865	181
Corporate and Other (*)	—	(3)	2	1

Total Company	$955	$166	$867	$182

(*)	Includes the elimination of transactions between segments and excludes incremental stand alone company costs.
Reconciliation of EBITDA to Net Income

EBITDA	$166	$182
Depreciation and amortization	36	33
Interest expense, net	11	1

Income before income taxes	119	148
Provision for income taxes	44	59

Net income	$75	$89

	($ in millions)
	Six Months Ended June 30,
	2006		2005
	Revenues	EBITDA	Revenues	EBITDA
Lodging	$320	$94	$241	$87
Vacation Exchange and Rental	543	109	549	144
Vacation Ownership	963	148	873	116

Total Reportable Segments	1,826	351	1,663	347
Corporate and Other (*)	(1)	(3)	(1)	(6)

Total Company	$1,825	$348	$1,662	$341

(*)	Includes the elimination of transactions between segments and excludes incremental stand alone company costs.
Reconciliation of EBITDA to Net Income

EBITDA	$348	$341
Depreciation and amortization	70	65
Interest expense, net	9	3

Income before income taxes	269	273
Provision for income taxes	101	54

Income before cumulative effect of accounting change	168	219
Cumulative effect of accounting change, net of tax	65	—

Net income	$103	$219

Wyndham Worldwide Corporation
Operating Statistics (Unaudited)

	Three Months Ended June 30,
	2006	2005	% Change

Lodging*
Weighted average rooms available (a)	531,000	512,000	4%
Number of properties (b)	6,440	6,380	1%
RevPAR (c)	$36.97	$31.91	16%

Vacation Exchange and Rental
Average number of members (d)	3,327,000	3,185,000	4%
Annual dues and exchange revenue per member (e)	$130.37	$134.98	(3%)
Vacation rental transactions (f)	310,000	309,000	—
Average price per vacation rental (g)	$692.63	$683.38	1%

Vacation Ownership
Gross vacation ownership interest sales (in millions) (h)	$390	$321	21%
Tours (i)	273,000	250,000	9%
Volume Per Guest (VPG) (j)	$1,426	$1,284	11%
*	The 2006 amounts include Wyndham Hotels and Resorts and Baymont Inn & Suites, which we acquired in October 2005 and April 2006, respectively. Therefore, the operating statistics for 2006 are not presented on a comparable basis to the 2005 operating statistics. On a comparable basis (excluding Wyndham Hotels and Resorts and Baymont from 2006 amounts), RevPAR would have increased 10% and weighted average rooms available would have decreased 3%.

(a)	Represents the weighted average number of hotel rooms available for rental for the period at lodging properties.

(b)	Represents the number of lodging properties operated under franchise and management agreements at the end of the period.

(c)	Represents revenue per available room and is calculated by multiplying the percentage of available rooms occupied for the period by the average rate charged for renting a lodging room for one day.

(d)	Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.

(e)	Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.

(f)	Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rental businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.

(g)	Represents the gross rental price generated from renting vacation properties to customers divided by the number of rental transactions.

(h)	Represents gross sales of vacation ownership interests, including tele-sales upgrades, which is a component of upgrade sales.

(i)	Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

(j)	Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which is a component of upgrade sales, by the number of tours.
Item 7.01 Regulation FD Disclosure.
Wyndham Worldwide reiterates 2006 revenue guidance of $3,670 — $3,770 million and EBITDA guidance of $750 — $780 million, including the tax accrual described above and excluding separation costs. The second quarter tax accrual should have no material impact on any subsequent quarter; separation costs, on the other hand, will be larger in the second half of 2006, as previously disclosed.
Wyndham Worldwide provides the following additional guidance with respect to its expectations for the remainder of 2006, assuming the sale of Travelport:
•	Depreciation and amortization is expected to be approximately $38 — $40 million for each of the third and fourth quarters (depending on the timing of capital expenditures)

•	Net interest expense is expected to be approximately $19 — $21 million and $13 — $15 million for the third and fourth quarters, respectively (after capitalization of interest)

•	Net income is expected to be approximately $104 — $113 million and $80 — $90 million for the third and fourth quarters, respectively

•	Earnings per share is expected to be approximately $0.51 — $0.56 and $0.39 — $0.44 per share for the third and fourth quarters, respectively. Per share amounts assume fully diluted shares outstanding of 203 million in each of the third and fourth quarters.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Wyndham Worldwide with the Securities Exchange Commission, unless specifically identified therein as being incorporated therein by reference.

Exhibit No.	Description
Exhibit 99.1	Press Release of Cendant Corporation, dated August 9, 2006
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide (NYSE:WYN) offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses more than 6,400 franchised hotels and approximately 535,000 hotel rooms worldwide. RCI Global Vacation Network offers its more than 3 million members access to approximately 55,000 vacation properties located in more than 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of more than 140 vacation ownership resorts serving more than 750,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 28,800 employees globally.
Forward-Looking Statements
This Current Report on Form 8-K contains or incorporates by reference certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various facts and were derived utilizing numerous important assumptions and other important factors, and changes in such facts, assumptions or factors could cause actual results to differ materially from those in the forward-looking statements. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expression or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Wyndham cannot provide any assurances that any of the proposed transactions relating to Cendant’s separation plan that may impact Wyndham, such as the proposed sale of Travelport, will be completed, and can give no assurances as to the terms on which such transactions will be consummated. The sale of Travelport is subject to certain conditions precedent as described in the purchase agreement to such sale.
Various factors that could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements include but are not limited to: terrorist attacks, such as the September 11, 2001 terrorist attacks, may negatively affect the travel industry, result in a disruption in our business and adversely affect Wyndham’s financial results; adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis; competition in Wyndham’s existing and future lines of business, and the financial resources of competitors; Wyndham’s failure to comply with regulations and any changes in laws and regulations, including hospitality, vacation rental and vacation ownership-related regulations;

telemarketing regulations, privacy policy regulations and state, federal and international tax laws; seasonal fluctuation in the travel business; local and regional economic conditions that affect the travel and tourism industry; Wyndham’s failure to complete future acquisitions or to realize anticipated benefits from completed acquisitions; actions by Wyndham’s franchisees that could harm our business; Wyndham’s inability to access the capital and/or the asset-backed markets on a favorable basis; the loss of any of Wyndham’s senior management; risks inherent in operating in foreign countries, including exposure to local economic conditions, government regulation, currency restrictions and other restraints, changes in tax laws, expropriation, political instability and diminished ability to legally enforce Wyndham’s contractual rights; Wyndham’s failure to provide fully integrated disaster recovery technology solutions in the event of a disaster or other business interruption; the final resolutions or outcomes with respect to Cendant’s contingent and other corporate liabilities and any related actions for indemnification made pursuant to the Separation and Distribution Agreement; a failure by Cendant to complete the sale of Travelport, to receive gross cash proceeds of $4,300 million (which purchase price is subject to adjustment) or to contribute to us all or a portion of the proceeds that Wyndham expects to receive in connection with such sale; Wyndham’s inability to operate effectively as a stand-alone, publicly traded company; and the costs associated with becoming compliant with the Sarbanes-Oxley Act of 2002 and the consequences of failing to implement effective internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 by the date that we must comply with that section of the Sarbanes-Oxley Act.
Other unknown or unpredictable factors also could have material adverse effects on Wyndham’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Wyndham’s Information Statement, including under headings such as “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Wyndham’s ongoing obligations to disclose material information under the federal securities laws, Wyndham undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Nicola Rossi
Nicola Rossi
Senior Vice President and Chief Accounting Officer

Date: August 9, 2006

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 9, 2006
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Cendant Corporation, dated August 9, 2006